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                                                                     Exhibit 5.5

                          Cahill Gordon & Reindel LLP
                               Eighty Pine Street
                           New York, N.Y. 10005-1702






                                                                   June 13, 2003


Lamar Advertising Company
5551 Corporate Boulevard
Baton Rouge, LA 70808

                       Re:   2-7/8% Convertible Notes due 2010

Ladies and Gentlemen:

            You have requested us to provide you with our legal opinion under New York law as New York lawyers in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $287,500,000 aggregate principal amount of 2-7/8% Convertible Notes due 2010 (the "Securities") of Lamar Advertising Company, a Delaware corporation (the "Company"). We understand that Palmer & Dodge LLP has acted as counsel to the Company in connection with the proposed issuance of the Securities.

            We have examined such corporate records, documents, certificates and instruments as we deemed necessary and appropriate to enable us to render the opinion expressed below.

            Upon the basis of such examination, we advise you that, in our opinion, when the Indenture to be dated as of June 16, 2003 between the Company and Wachovia Bank of Delaware, National Association, as trustee (the "Trustee") and the Supplemental Indenture to be dated as of June 16, 2003 between the Company and the Trustee relating to the Securities have been duly authorized, executed and delivered, and the Securities have been duly authorized, executed and authenticated in accordance with such Indenture and such Supplemental Indenture and issued and sold as contemplated in the Registration Statement (File No. 333-48288) relating to the Securities, and the Prospectus Supplement, dated June 10, 2003, relating to the Securities, filed under the Act on June 11, 2003, the Securities will constitute valid and legally binding obligations of the Company, entitled to the benefits of such Indenture and such Supplemental Indenture and enforceable in accordance with their terms, except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other
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similar laws now or hereafter in effect relating to or affecting creditors'
rights and remedies generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

            In rendering the opinions set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York. In rendering the foregoing opinions, we have assumed that the Securities are the valid and legally binding obligations of the Company under the applicable laws of each such entity's jurisdiction of incorporation or organization, as the case may be. You have advised us that you have received an opinion from Palmer & Dodge LLP to the effect that the Securities have been duly authorized by, and will be valid and binding obligations of, the Company under the applicable laws of the Company's jurisdiction of incorporation.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the limited reference of our firm under the caption "Legal Matters" in the Registration Statement and the prospectus forming a part thereof. Our consent to such reference does not constitute a consent under Section 7 of the Act and in consenting to such reference you acknowledge that we have not reviewed and that we have not certified as to any part of the Registration Statement and that we do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                                Very truly yours,

                                                /s/ Cahill Gordon & Reindel LLP